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                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is entered into this 8th day of February, 2006, to be effective February 1, 2006, by and between National Health Partners, Inc., an Indiana corporation (the "Company"), and Roger H. Folts ("Consultant").

                                   WITNESSETH:

         WHEREAS, Consultant desires to provide consulting services to the Company and the Company desires to retain Consultant to provide such consulting services to the Company.

         NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which hereby is acknowledged, and intending to be legally bound, the Company and Consultant agree as follows:

1. Retention. The Company hereby retains Consultant to provide certain consulting services to the Company for a term commencing on the date hereof and terminating February 1, 2009 (the "Consulting Term"), unless extended by mutual agreement of the parties, and Consultant hereby accepts such engagement, pursuant to the terms and conditions set forth herein.

2. Independent Contractor. Consultant and the Company acknowledge and agree that the relationship hereunder created is one of an independent contractor and not one of employment. Consultant shall at all times during the Consulting Term act as an independent contractor and nothing hereunder shall be construed to be inconsistent with this relationship or status or create or imply a relationship of employer-employee between the Company and Consultant. Consultant shall not hold himself out to third parties as an employee or officer of the Company, and shall have no authority to bind or commit the Company, legally or otherwise. Except as expressly provided herein, the Consultant shall not be entitled to any benefits paid by the Company to its employees. The Consultant shall be solely responsible for any tax consequences applicable to him by reason of this Agreement and the relationship established hereunder, and the Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to the Consultant's performance of consulting services hereunder. Company and Consultant shall report any and all payments made by the Company pursuant to this Agreement to the appropriate governmental agencies in a manner consistent with Consultant's status as an independent contractor.
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3. Consulting Services. Consultant shall provide the following services to the
Company (collectively, "Consulting Services"): (i) assist the Company in maintaining a system of internal controls and procedures adequate to ensure that financial information of the Company is collected and reported in an accurate and timely manner; (ii) assist the Company in the preparation and review of financial reports, including financial statements, reports to shareholders, tax returns, reports for government regulatory agencies, and other accounting and tax related reports, as well as summaries, budgets and forecasts related to the Company's future business needs and growth; and (iii) perform such other services as the Company and Consultant may agree upon. Consultant shall devote a minimum of 40 hours per week to the performance of the Consulting Services during the five-month period commencing February 1, 2006 and ending June 30, 2006. Thereafter, Consultant shall comply with reasonable requests by the Company for the Consulting Services and shall devote reasonable time and reasonable best efforts, skill and attention to the performance of the Consulting Services. Consultant shall be solely responsible for determining the method, details and means of performing the Consulting Services. Consultant shall report to the Chief Executive Officer of the Company or such other person as the Chief Executive Officer shall designate. Consultant agrees to remain a guarantor under the Electronic Exchange Systems (EXS) Merchant Application and Agreement, dated in or around October 2005, by and among the Company, Global Payments Direct, Inc., HSBC Bank USA, National Association, and Concord EFS National Bank, until December 31, 2006.

4. Compensation. In consideration of Consultant agreeing to provide the Consulting Services to the Company, the Company hereby agrees to pay Consultant the following consideration:

         (a) 250,000 shares of common stock, par value $.001 per share ("Common Stock"), of the Company, such shares to be issued to Consultant within five business days of the date hereof pursuant to the National Health Partners, Inc. 2006 Stock Incentive Plan under the Registration Statement on Form S-8, Registration No. 333-131589, filed with the Securities and Exchange Commission on February 6, 2006;

         (b) 50,000 shares of Common Stock, such shares to be "restricted securities" as such term is defined under Rule 144(a)(3) of the Securities Act of 1933, as amended (the "Act"), and issued to Consultant within five business days of the date hereof;

         (c) for the two-month period commencing February 1, 2006 and ending March 31, 2006, a fee of $14,520 per month, payable semi-monthly;

         (d) for the two-month period commencing February 1, 2006 and ending March 31, 2006, reimbursement of all costs of supplemental insurance, prescription medications, vision expenses, chiropractic expenses and related medical costs, the aggregate amount of such costs and expenses for any fiscal year of the Company not to exceed the average amount of such costs and expenses incurred by the Company for executive employees of the Company during the immediately preceding fiscal year; and

         (e) Subject to and in accordance with the Company's policies and procedures and upon presentation of itemized accounts, Consultant shall be reimbursed by the Company for reasonable and necessary business-related expenses incurred by Consultant on behalf of the Company during the Consulting Term.


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5. Lock-up.

(a) During the period commencing February 1, 2006 and ending April 1, 2006, Consultant shall not, without the prior written approval of the Company, directly or indirectly: (i) offer to sell, sell, or contract to sell, lend, pledge, hypothecate or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any security exercisable or convertible into shares of Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock or any security exercisable or convertible into shares of Common Stock.

         (b) During the period commencing April 1, 2006 and ending December 31, 2006, Consultant shall not, without the prior written approval of the Company, directly or indirectly:

                  (i) offer to sell, sell, or contract to sell, lend, pledge, hypothecate or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any security exercisable or convertible into shares of Common Stock; or

                  (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock or any security exercisable or convertible into shares of Common Stock, with respect to an aggregate of more than 25,000 shares of Common Stock during any calendar month.

         The restrictions set forth in this section shall apply whether any of the transactions described in clauses (a) or (b) are to be settled by delivery of shares of Common Stock, in cash or otherwise.

6. Termination. This Agreement may be terminated by the Company at any time for any reason or by mutual consent of the Company and Consultant, and shall terminate on the date of Consultant's death. The Consultant's estate will not be entitled to any other compensation under this Agreement.

7. Non-Solicitation; Non-Compete.

         (a) Non-Solicitation. Consultant shall not, directly or indirectly, including through any affiliate, solicit, hire, negotiate with, or contact any employee of the Company for the purpose of hiring them or causing them to terminate their employment relationship with the Company; provided, however, that if the Company terminates an employee, or if an employee leaves the Company for a period of six (6) months not in relation to any solicitation by Consultant, Consultant may hire such employee.

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

         (b) Non-Compete. Consultant shall not, directly or indirectly, refer business from any Customer (as defined below) of the Company to any enterprise or business (other than the Company) that is in direct competition with the Company business, nor shall Consultant receive any commissions based on sales or otherwise relating to the Company business from any Customer that is in direct competition with the Company's business. For the purposes of this Section 7, "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 12-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer, or who or which was approached by or who or which has approached an employee of the Company for the purpose of soliciting business from the Company or the third party, as the case may be.

         (c) Consultant agrees that the duration and scope of the non-competition and non-solicitation provisions set forth above are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provisions are to that extent unenforceable, the parties hereto agree that such provisions shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that the non-competition and non-solicitation provisions herein shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

8. Business Opportunities. Consultant agrees that during the Consulting Term, Consultant will not take personal advantage of any business opportunities that are similar or substantially similar to the business of the Company. In addition, all material facts regarding any such business opportunities must be promptly and fully disclosed by Consultant to the Chief Executive Officer of the Company as soon as the Consultant becomes aware of such opportunity, and in no event later than forty-eight (48) hours after learning of such opportunity.

9. Company Property. All records, files, lists, including computer generated lists, drawings, documents, software, documents, equipment, models, binaries, object modules, libraries, source code and similar items, customer lists, health care provider lists, lists of prospective customers, and contracts relating to the Company's business that Consultant shall prepare or receive from the Company and all Confidential Information (as defined below) shall remain the Company's sole and exclusive property ("Company Business Property"). Upon termination of this Agreement, Consultant shall promptly return to the Company all property of the Company in Consultant's possession, including Company Business Property. Consultant further represents that Consultant will not copy or cause to be copied, print out, or cause to be printed out any Company Business Property other than as specifically authorized and required in the performance of Consultant's duties hereunder. Consultant additionally represents that, upon termination of this Agreement, Consultant will not retain in Consultant's possession any such Company Business Property.

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10. Protection of Confidential Information of the Company. Consultant
understands that Consultant's consulting arrangement with the Company creates a relationship of trust and confidence between Consultant and the Company. Consultant will not use or disclose, or allow anyone else to use or disclose, any Confidential Information (as defined below) relating to the Company, its products, services, suppliers or customers except as may be necessary in the performance of Consultant's duties hereunder or as may be specifically authorized in advance by appropriate officers of the Company. "Confidential Information" shall include, but not be limited to, information consisting of research and development, patents, trademarks and copyrights and applications thereto, technical information, computer programs, software, methodologies, innovations, software tools, know-how, knowledge, designs, drawings, specifications, concepts, data, reports, processes, techniques, documentation, pricing, marketing plans, customer and prospect lists, trade secrets, financial information, salaries, business affairs, suppliers, profits, markets, sales strategies, forecasts, and any other information not available to the general public, whether written or oral, that Consultant knows or has reason to know the Company would like to treat as confidential for any purpose, such as maintaining a competitive advantage or avoiding undesirable publicity. Consultant will keep Confidential Information secret and will not allow any unauthorized use of the same, whether or not any document containing it is marked as confidential. These restrictions, however, will not apply to Confidential Information that has become known to the public generally through no fault or breach of Consultant or that the Company regularly gives to third parties without restriction on use or disclosure.

11. Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class, registered mail, return receipt requested, postage and registry fees prepaid, to the applicable party and addressed as follows:

                  If to the Company:

                           National Health Partners, Inc.
                           120 Gibraltar Road, Suite 107
                            Horsham, PA 19044
                           Attn:  Chief Executive Officer

                  If to the Consultant:

                           To the address specified for Consultant in the
Company's records.

12. Representations and Warranties. Consultant hereby represents and warrants to the Company as follows: (i) Consultant has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder, and (ii) the execution and delivery of this Agreement by Consultant and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement, or other understanding to which Consultant is a party or by which he is or may be bound or subject.

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13. Miscellaneous.

(a) Breach. The parties agree that in the event one party breaches any part or parts of this Agreement, legal proceedings may be instituted against that party for breach of contract. The nonprevailing party in such legal proceedings shall reimburse the prevailing party for the reasonable costs and expenses, including attorneys fees, incurred.

(b) Non-Disparagement. The Company and Consultant shall not engage in any conduct or make any statement that would disparage the other or their respective business interests in any way.

          (c) Injunctive Relief. Consultant hereby agrees and acknowledges that in the event of a breach or threatened breach of this Agreement by Consultant, the Company may suffer irreparable harm and monetary damages alone would not adequately compensate the Company. Accordingly, the Company will therefore be entitled to injunctive relief to enforce this Agreement.

         (d) Survival. Notwithstanding any termination of this Agreement, Consultant's obligations under Sections 7, 8, 9 & 10 shall survive and remain in full force and effect in accordance with their respective terms.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any action arising out of or relating to any of the provisions of this Agreement may be brought and prosecuted only in the courts of, or located in, the Commonwealth of Pennsylvania, and in the event of such election the parties hereto consent to the jurisdiction and venue of said courts.

         (f) Captions. Captions herein are inserted for convenience, do not constitute a part of this Agreement, and shall not be admissible for the purpose of proving the intent of the parties.

         (g) Counterparts. This Agreement may be executed in counterparts and delivered via fax, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

         (h) Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the Consulting Services to be performed by Consultant for the Company, and supersedes and cancels all previous negotiations, agreements, commitments, and writings regarding such services. Neither of the parties hereto has relied upon any representations made by or on behalf of the other party and the same are not enforceable except to the extent set forth in writing in this Agreement.

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         (i) Amendment and Waiver. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the Company and Consultant. Any waiver or consent from the Company with respect to any term or provision of this Agreement or any other aspect of Consultant's conduct shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent.

         (j) Successors and Assigns. Neither this Agreement, nor any of Consultant's rights, powers, duties or obligations hereunder, may be assigned by Consultant. This Agreement shall be binding upon and inure to the benefit of Consultant and Consultant's heirs and legal representatives and the Company and its successors.

                  [Remainder of page intentionally left blank]




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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.



                                           /s/  Roger H. Folts
                                           -------------------------------------
                                           Roger H. Folts


                                           NATIONAL HEALTH PARTNERS, INC.



                                           By:  /s/  David M. Daniels
                                                --------------------------------
                                                David M. Daniels
                                                Chief Executive Officer





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